Exhibit 99.2

HealthMEDX, LLC

Financial Statements

For the Three and Nine Month Period Ended September 30, 2016

(Unaudited)

HealthMEDX, LLC

HealthMEDX, LLC

Balance Sheets

(Unaudited)

	September 30, 2016	December 31, 2015
Assets
Current Assets
Cash and cash equivalents	$4,869,325	$3,600,102
Accounts receivable, net of allowance; 2016 – $230,000, 2015 – $825,000	3,758,369	4,070,879
Unbilled revenue	485,076	610,568
Prepaid expenses and other	569,017	519,277
Total current assets	9,681,787	8,800,826
Property and Equipment, at Cost
Less Accumulated Depreciation and Amortization	1,895,375	2,027,361
Other Assets
Goodwill, net of accumulated amortization	8,401,198	9,270,288
Other intangible assets, net	4,148,265	4,594,763
Software intangible assets, net	4,230,997	3,637,751
	16,780,460	17,502,802
Total assets	$28,357,622	$28,330,989

Liabilities and Members’ Equity
Current Liabilities
Current maturities of capital lease obligations	$836,345	$667,703
Accounts payable	466,919	441,760
Accrued expenses	975,194	802,609
Accrued interest on related party note payable	1,260,891	1,029,177
Deferred revenues	4,364,902	5,782,310
Total current liabilities	7,904,251	8,723,559
Related Party Note Payable	10,400,000	10,400,000
Capital Lease Obligations	551,081	653,851
Members’ Equity
Preferred membership units (aggregate 9% preferred return; $30,199,686 at September 30, 2016 and $24,593,532 at December 31, 2015)	56,000,000	56,000,000
Retained members’ deficit	(46,497,710)	(47,446,421)
Total members’ equity	9,502,290	8,553,579
Total liabilities and members’ equity	$28,357,622	$28,330,989

See Notes to Financial Statements

HealthMEDX, LLC

Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues	$7,919,000	$6,584,709	$20,764,756	$19,619,784
Cost of Revenues
Direct costs	2,278,000	2,608,000	7,078,000	8,152,000
Amortization of contracts in process	-	33,599	-	100,796
	2,278,000	2,641,599	7,078,000	8,252,796
Gross Profit	5,641,000	3,943,110	13,686,756	11,366,988
Operating Expenses
Product development	841,222	1,223,780	3,245,000	3,918,057
Sales and marketing	674,000	978,000	2,229,000	3,347,000
General and administrative	1,372,000	1,146,000	3,186,002	3,551,338
Depreciation and amortization	1,284,516	2,195,795	3,812,264	6,644,625
	4,171,738	5,543,575	12,472,266	17,461,020
Operating Income (Loss)	1,469,262	(1,600,465)	1,214,490	(6,094,032)
Other Income (Expense)
Interest expense	(87,596)	(81,684)	(265,844)	(245,901)
Interest income	-	97	66	330
	(87,596)	(81,587)	(265,778)	(245,571)
Net Income (Loss)	$1,381,666	$(1,682,052)	$948,712	$(6,339,603)

See Notes to Financial Statements

HealthMEDX, LLC

Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
	2016	2015
Operating Activities
Net income (loss)	$948,712	$(6,339,603)
Items not requiring cash
Depreciation and amortization	3,812,264	6,745,421
Payment-in-kind interest	231,715	226,063
Provision for doubtful accounts	(98,496)	245,888
Changes in
Accounts receivable and unbilled revenue	1,021,575	2,396,314
Accounts payable and accrued expenses	197,745	(774,965)
Deferred revenues	(1,417,408)	(860,582)
Other current assets	(556,104)	(893,460)
Net cash provided by operating activities	4,140,003	745,076
Investing Activities
Purchase of property and equipment	(210,036)	(420,223)
Payment for capitalized software development costs	(2,112,480)	(1,350,313)
Net cash used in investing activities	(2,322,516)	(1,770,536)
Financing Activities
Principal payments on long-term capital lease obligations	(548,264)	(493,940)
Net cash used in financing activities	(548,264)	(493,940)
Increase (decrease) in Cash and Cash Equivalents	1,269,223	(1,519,400)
Cash and Cash Equivalents, Beginning of Year	3,600,102	4,685,737
Cash and Cash Equivalents, End of Year	$4,869,325	$3,166,337

See Notes to Financial Statements

HealthMEDX, LLC

Notes to Financial Statements (Unaudited)

September 30, 2016

Note 1:	Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

HealthMEDX, LLC (the “Company”) was formed in 2011 to acquire substantially all of the assets and liabilities of HealthMEDX, Inc., the predecessor company.  The Company earns revenues predominately from sales of subscriptions, perpetual licenses and related maintenance to software products and solutions and from providing related implementation, training and other consulting services for long-term care, home health, hospice and rehabilitation organizations.  The Company’s proprietary software, HealthMEDX Vision, provides a comprehensive solution to automate customer relationship management and clinical electronic health records.  The Company is headquartered in Ozark, Missouri.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Unaudited Interim Financial Information

The unaudited interim financial statements as of and for the three and nine months ended September 30, 2016 and 2015 have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) for interim financial reporting. These interim financial statements are unaudited and, in the opinion of our management, include all adjustments, consisting of normal recurring adjustments and accruals, necessary to present fairly the consolidated financial statements for the periods presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The results of operations for the three and nine months ended September 30, 2016 are not necessarily indicative of the results to be expected for the full year ending December 31, 2016.

Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with GAAP have been condensed or omitted in accordance with the SEC's rules and regulations for interim reporting, although the Company believes that the disclosures made are adequate to make that information not misleading. These unaudited interim financial statements should be read in conjunction with the financial statements and related notes for the year ended December 31, 2015.

Significant Accounting Policies

There have been no changes to our significant accounting policies from those disclosed in our financial statements and related notes for the year ended December 31, 2015.

Note 2:	Intangible Assets and Goodwill

The carrying basis and accumulated amortization of recognized intangible assets at September 30, 2016 and December 31, 2015 were:

	September 30, 2016		December 31, 2015
	Gross		Gross
	Carrying	Accumulated	Carrying	Accumulated	Amortization
	Amount	Amortization	Amount	Amortization	Period
Software intangible assets
Software development costs acquired	$7,000,000	$7,000,000	$7,000,000	$7,000,000	4 years
Software development costs capitalized	9,422,662	5,191,665	7,310,182	3,672,431	3 years
	16,422,662	12,191,665	14,310,182	10,672,431
Other intangible assets
Customer relationships	4,631,969	1,856,753	4,631,969	1,567,255	12 years
Trade name	2,000,000	641,370	2,000,000	541,370	15 years
Non-compete agreement	380,000	365,581	380,000	308,581	5 years
Contracts in process	5,508,126	5,508,126	5,508,126	5,508,126	1 - 3 years
	12,520,095	8,371,830	12,520,095	7,925,332
Goodwill	16,544,496	8,143,298	16,544,496	7,274,208	10 years
	$45,487,253	$28,706,793	$43,374,773	$25,871,971

Amortization expense for the three and nine months ended September 30, 2016 was $937,488 and $2,834,821, respectively. Amortization expense for the three and nine months ended September 30, 2015 was $2,006,883 and $6,034,096, respectively. This included amortization of a discount of deferred revenue relating to value assigned to customers acquired from the predecessor company.  Estimated amortization expense for each of the following five years and thereafter is:

2017	3,996,387
2018	3,777,211
2019	3,287,060
2020	3,803,417
2021 and thereafter	1,916,385
$16,780,460

Note 3:	Long-term Debt

Notes payable, including the note with related party further discussed in Note 5, at September 30, 2016 and December 31, 2015 consists of the following:

	September 30, 2016	December 31, 2015
Note payable, ACD Holdings, Inc. (A)	$10,400,000	$10,400,000
Capital leases (B)	1,387,426	1,321,554
	11,787,426	11,721,554
Less current maturities	836,345	667,703
	$10,951,081	$11,053,851
(A)

Note payable to former owners; unpaid principal and interest due on December 9, 2016; interest accruing at an annual rate of 2.5% and payable in arrears annually beginning on December 9, 2012; deferred interest payable of $231,715 and $1,029,177, included in current liabilities at September 30, 2016 and December 31, 2015, respectively; note is subject to express subordination described below; secured by substantially all assets of the Company.

(B)	Capital leases include leases covering data processing equipment and software; monthly payments ranging from $6,782 to $30,855; expiring on various dates between 2017-2019.

The note payable to ACD Holdings, Inc. is expressly subordinated to any indebtedness (senior indebtedness) of the Company except for indebtedness from related parties, capital leases and other specific instruments.  This subordination results in the deferral of required principal payments on the note payable until the senior indebtedness is paid in full or in the event of Company liquidation.  When under subordination to senior indebtedness, interest is payable quarterly at the default rate of the senior indebtedness but not to exceed 7.5%.

On March 11, 2016, the Company entered into a revolving line of credit with bank for the use of proceeds up to $5,000,000.  Interest is payable at a variable rate based on the sum of prime rate, applicable LIBOR index and applicable margin but not less than 2.5%.  The revolving line matures on March 11, 2018.

The note payable to ACD Holdings, Inc. is subordinated to the revolving line senior indebtedness resulting in the classification of note payable as long-term.  All accrued and outstanding interest remains currently payable by September 30, 2016.

Aggregate annual maturities of long-term debt and payments on capital lease obligations at September 30, 2016 are:

	Long-term
	Debt	Capital
	(Excluding	Lease
	Leases)	Obligations
Remainder of 2016	$—	$192,144
2017	—	782,606
2018	10,400,000	421,794
2019	—	41,496
	10,400,000	1,438,040
Less amount representing interest	—	50,615
Present value of future minimum lease payments	$10,400,000	$1,387,425

Property and equipment include the following property under capital lease:

	September 30, 2016	December 31, 2015
Computer hardware/software	$5,779,546	$3,655,936
Less accumulated depreciation and amortization	3,884,171	2,320,858
	$1,895,375	$1,335,078
Note 4:	Equity Award Plan

On December 9, 2011, the Company started an incentive equity plan (the Plan), which as amended, permits the grant of 122,654 Common Units to employees or other individuals providing services to the Company.  Upon the issuance of any Common Units through the Plan, management specifies a distribution threshold which is at least equal to the minimum amount determined by management to be necessary to cause the Units to constitute a profits interest.  Awards generally vest over five years and are intended to entitle the recipient to a distribution of the Company’s profits accrued after the date of issuance.  A total of 98,325 Units were granted as of September 30, 2016.  The Company accounts for this plan under the provisions of Accounting Standards Codification (ASC) Topic 718.  No fair value disclosures with respect to equity awards are presented because, in the opinion of management, such values do not have a material effect.

Note 5:	Related Party Transactions

The Company leases an office space from an entity controlled by the former owners, including a current executive of the Company.  The lease expires in 2018.  Total rental payments made to this affiliated entity were $56,400 and $169,200 for both the three and nine months ended September 30, 2016 and 2015, respectively.

The Company has a note payable with the same affiliated entity noted above.  The note is more fully explained in Note 3.  Accrued interest payable of $231,715 and $1,029,177 is included in current liabilities at September 30, 2016 and December 31, 2015, respectively.  All accrued and outstanding interest is payable in December 2016.

Note 6:	Subsequent Events

On October 27, 2016, the Company was acquired by Netsmart, Inc., a Delaware corporation (“Netsmart”) for a purchase price of $36,295,000, subject to customary adjustments for net debt, working capital and transaction expenses. The Company unitholders are also entitled to earn up to an additional $3,500,000 based on the Company achieving certain revenue milestones in 2017, all on the terms and conditions set forth in the definitive agreement regarding the acquisition.